www.garycheng.com

Address : 12th Floor, Elite Centre, 22 Hung To Road, Kwun Tong, Kowloon, Hong Kong Tel : (852) 2199 7656 E-mail : info@garycheng.com Fax : (852) 2199 7306 Webslte : www.garycheng.com

Auditor's Consent When Financial Statements Are Incorporated by Reference from a 1933 Act Filing in a Form 10-K or 8-K

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of SecureTech Innovations, Inc, for the year ended December 31, 2025 of our reports dated March 24, 2026 included in its Registration Statement on Form S-1 (No. 000-55927) dated March 24, 2026 relating to the financial statements and financial statement schedules for the year ended December 31 , 2025 listed in the accompanying index.